EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints WILLIAM A. HAWKINS and D. CAMERON FINDLAY, or either of them severally, his or her true and lawful attorney-in-fact with full power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the Board of Directors or officer of the Registrant, a Registration Statement on Form S-8 relating to the Medtronic, Inc. 2005 Employees Stock Purchase Plan, any and all amendments (including post-effective amendments) to such Registration Statement and any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 27th day of August, 2009.

/s/ Richard H. Anderson	/s/ Denise M. O’Leary

Richard H. Anderson	Denise M. O’Leary

/s/ David L. Calhoun	/s/ Kendall J. Powell

David L. Calhoun	Kendall J. Powell

/s/ Victor J. Dzau, M.D.	/s/ Robert C. Pozen

Victor J. Dzau, M.D.	Robert C. Pozen

/s/ William A. Hawkins	/s/ Jean-Pierre Rosso

William A. Hawkins	Jean-Pierre Rosso

/s/ Shirley Ann Jackson, Ph.D.	/s/ Jack W. Schuler

Shirley Ann Jackson, Ph.D.	Jack W. Schuler

/s/ James T. Lenehan James T. Lenehan